EXHIBIT 5.2

[Letterhead of Simpson Thacher & Bartlett LLP]

January 6, 2004

PPL Corporation
PPL Capital Funding, Inc.
Two North Ninth Street
Allentown, Pennsylvania 18101

Ladies and Gentlemen:

     We have acted as counsel to PPL Corporation, a Pennsylvania corporation (the “Company”), and to PPL Capital Funding, Inc., a Delaware corporation (“Capital Funding”) (collectively “PPL”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by PPL with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the issuance of (i) Notes due May 18, 2006 (the “Notes”) issued by Capital Funding and guaranteed by the Company (the “Guarantee”); (ii) contracts (the “Purchase Contracts”) for the purchase and sale of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”); (iii) 7 3/4% Premium Equity Participating Security Units, Series B (the “Equity Units”), issued by PPL, consisting of (a) a Purchase Contract under which the holder, upon settlement, will purchase shares of Common Stock and (b) an undivided beneficial ownership interest of 1/40, or 2.5%, of a Note in a principal amount of $1,000; and (iv) Common Stock which may be issued on or before settlement of the Purchase Contracts. The Notes, the Guarantee, the

PPL Corporation PPL Capital Funding, Inc.	January 6, 2004

Purchase Contracts, the Equity Units and the Common Stock are hereinafter referred to collectively as the “Securities.” The Securities will be issued in exchange (the “Exchange”) for PPL’s outstanding 7 3/4% Premium Equity Participating Security Units.

     The Notes and the Guarantee will be issued pursuant to an Indenture (the “Original Indenture”), dated as of November 1, 1997, as supplemented by a supplemental indenture relating to the terms of the Notes, dated as of      , 2003 (the “Supplemental Indenture” and, together with the Original Indenture, the “Indenture”), in each case, entered into between the Company, Capital Funding and JPMorgan Chase Bank, as Trustee (the “Trustee”).

     The Purchase Contracts will be issued pursuant to a Purchase Contract Agreement (the “Purchase Contract Agreement”), dated as of                    , 2003, entered into between the Company and JPMorgan Chase Bank, as purchase contract agent (the “Purchase Contract Agent”).

     We have examined the Registration Statement, the Original Indenture, the form of the Supplemental Indenture, the form of the Notes, the form of the Guarantee, the form of the Purchase Contract Agreement, the form of the Purchase Contracts, the form of certificate representing the Equity Units and a specimen of the share certificate evidencing the Common Stock, each of which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of PPL.

PPL Corporation PPL Capital Funding, Inc.	January 6, 2004

     In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that: (i) at the time of execution, authentication, issuance and delivery of the Notes and the Guarantee, the Supplemental Indenture will be the valid and legally binding obligation of the Trustee; and (ii) at the time of execution, authentication, issuance and delivery of the Purchase Contracts and the Equity Units, the Purchase Contract Agreement will be the valid and legally binding obligation of the Purchase Contract Agent. We have assumed further that: (i) at the time of execution, authentication, issuance and delivery of the Notes, the Guarantee will have been duly executed and delivered by the Company and the Supplemental Indenture will have been duly executed and delivered by Capital Funding; and (ii) at the time of execution, authentication, issuance and delivery of the Purchase Contracts and the Equity Units, the Purchase Contract Agreement will have been duly executed and delivered by the Company.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

     1.     When the Notes have been duly executed, authenticated, issued and delivered upon the Exchange and in accordance with the provisions of the Indenture, the Notes will constitute valid and legally binding obligations of Capital Funding, enforceable against Capital Funding in accordance with their terms.

     2.     When the Guarantee has been duly executed and issued upon the Exchange and in accordance with the provisions of the Indenture (assuming the due execution, authentication, issuance and delivery of the Notes upon the Exchange and in accordance with the provisions of the Indenture), the Guarantee will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

     3.     When the Purchase Contracts have been duly executed, authenticated, issued and delivered upon the Exchange and in accordance with the provisions of the definitive

PPL Corporation PPL Capital Funding, Inc.	January 6, 2004

Purchase Contract Agreement, the Purchase Contracts will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

     4.     When the Equity Units have been duly executed, authenticated, issued and delivered upon the Exchange (assuming the due execution, authentication, issuance and delivery of the Purchase Contracts, the Notes and the Guarantee, each as described above) and in accordance with the provisions of the definitive Purchase Contract Agreement, the Equity Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

     5.     When the Common Stock has been issued and delivered, upon payment of the consideration therefor in accordance with the Purchase Contracts approved by the Board of Directors of the Company, the Common Stock will be validly issued, fully paid and nonassessable.

     Our opinions set forth in paragraphs 1, 2 and 4 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

     Insofar as the opinions expressed herein relate to or are dependent upon matters governed by the laws of the Commonwealth of Pennsylvania, we have relied upon the opinion of Thomas D. Salus, Esq., Senior Counsel of PPL Services Corporation, dated the date hereof and filed as Exhibit 5.1 to the Registration Statement.

     We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and, to the extent set forth herein, the laws of the Commonwealth of Pennsylvania.

PPL Corporation PPL Capital Funding, Inc.	January 6, 2004

     We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

     In rendering his opinion, Thomas D. Salus, Esq. may rely upon this opinion as to matters of New York law addressed herein as if this opinion were addressed directly to him.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP